EXHIBIT 4.1

                    INDEPENDENT AUDITOR'S CONSENT
          -------------------------------------------------

We have issued our report dated April 1, 1997 on the statements of net assets and related portfolios of Ranson Unit Investment Trusts Series 56 as of April 1, 1997 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Independent Auditors".


                                     ALLEN, GIBBS & HOULIK, L.C.


Wichita, Kansas
April 1, 1997